Exhibit 10.54

AMENDMENT TO OPERATOR’S CONTRACT

THIS AMENDMENT TO OPERATOR’S CONTRACT (the “Amendment”) is made this 27th day of August, 1998, by and among GREEN BRIDGE COMPANY, an Iowa corporation, BETTENDORF RIVERFRONT DEVELOPMENT COMPANY, L.C., an Iowa limited liability company, LADY LUCK GAMING CORPORATION, a Delaware corporation, and LADY LUCK BETTENDORF, L.C., an Iowa limited liability company (hereinafter collectively referred to as the “Operator”) and RIVERBEND REGIONAL AUTHORITY, an Iowa not-for-profit corporation (“RRA”).

WHEREAS, Operator and RRA have entered into an Operator’s Contract dated August 11, 1994 (the “Operator’s Contract”); and

WHEREAS, the parties desire to amend the Operator’s Contract as provided herein.

NOW, THEREFORE, it is agreed as follows:

1.                                      Paragraph 5 of the Operator’s Contract is hereby amended to read in its entirety as follows:

“5.                                Commencing on September 1, 1998 and continuing for the term of this Contract, the Operator shall pay a fee to RRA equal to 4.1% of the adjusted gross receipts (as defined in Section 99F.1(1) of the Iowa Code). In order to assist RRA in its budgeting and grant process, subject to the foregoing conditions subsequent, Operator agrees to pay RRA a minimum annual fee of $3,000,000.00 (the “Floor Amount”). The Floor Amount will be reconciled on an annual basis from September 1 through August 31 of each year with any deficiency between the Floor Amount and the accumulated weekly percentage fee due and payable on September 10, immediately following such year. The Floor Amount shall be automatically terminated for any year during which any of the following conditions subsequent occur which result in a decrease of adjusted gross receipts to less than $64,000,000.00:

a.)                                  a change in Illinois gaming law resulting in dockside gaming in the Illinois Quad Cities;

b.)                                  introduction and operation of a fourth casino in either Rock Island or Scott Counties;

c.)                                   removal of the Lady Luck Bettendorf vessel for a hull inspection if required by applicable regulation; or

d.)                                  any change in Chapter 99F of the Iowa Code or regulations promulgated by the Iowa Racing and Gaming Commission (IRGC).

From said sums, RRA shall be responsible for all of its administrative costs, the annual DCI investigation of its board members as may be required, all legal expenses, salaries, and all related costs associated with RRA’s administration of the license. Operator covenants and agrees to pay all charges as required by IRGC. Operator agrees to hold RRA harmless for any such charges required by IRGC. The Operator shall provide at its expense, all necessary documentation to establish to the reasonable satisfaction of RRA and IRGC the computation of the fee set forth above. Operator agrees to pay to RRA and to account to RRA as required to comply with IRGC’s rules and regulations. Operator shall pay the percentage fee required herein weekly by 12:00 Noon on Friday following the completion of each calendar week.”

2.                                      Paragraph 7 of the Operator’s Contract is hereby amended by increasing the termination fee from $500,000.00 to $1,000,000.00 which fee shall be payable within thirty (30) days.

3.                                      In all other respects the parties hereto ratify and confirm the Operator’s Contract.

4.                                      This Amendment is expressly subject to approval by the Iowa Racing and Gaming Commission and will be effective on September 1, 1998. Operator further agrees to pay all legal and accounting expenses of RRA related to the negotiation, preparation and approval of the Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the day and year first above written.

RIVERBEND REGIONAL AUTHORITY

By	/s/ Martin W. Rich

Its President

By	/s/ (ILLEGIBLE)

Its Secretary

LADY LUCK BETTENDORF, L.C.

By	/s/ A. Tompkins

Title: Manager

By	/s/ (ILLEGIBLE)

Title: Manager

BETTENDORF RIVERFRONT
DEVELOPMENT COMPANY, L.C.

By	/s/ Michael L. Sampson
Michael L. Sampson
Title: Manager

GREEN BRIDGE COMPANY

By	/s/ Jeffrey D. Goldstein
Jeffrey D. Goldstein
Title: President

LADY LUCK GAMING CORPORATION

By	/s/ Andrew H. Tompkins
Andrew H. Tompkins
Title: President